Exhibit 10.4

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is executed and delivered to be effective February 10, 2006, by and among NEW FRONTIER MEDIA, INC., a Colorado corporation ("Purchaser"), MARC LAURENCE GREENBERG TRUST DATED MAY 11, 2001, GOLDBERG FAMILY TRUST DATED JUNE 15, 2001 (the Marc Laurence Greenberg Trust and the Goldberg Family Trust are hereinafter referred to collectively as the "the Trusts"), MARC LAURENCE GREENBERG, an individual ("Greenberg"), RICHARD
B. GOLDBERG, an individual ("Goldberg"), and First Community Bank, N.A. (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Trusts, Greenberg and Goldberg (collectively, the "Sellers") have entered into a Stock Purchase Agreement with Purchaser dated February 6, 2006 (the "Purchase Agreement"), pursuant to which Purchaser has acquired from the Trusts (i) 100% of the capital stock of MRG Entertainment, Inc., a California corporation, and (ii) 100% of the capital stock of Lifestyles Entertainment, Inc., a California corporation; and

         WHEREAS, the Purchase Agreement provides that Purchaser shall deposit Two Million Five Hundred and Fifty Thousand Dollars ($2,550,000) of the Purchase Price with the Escrow Agent to be held in an escrow account (the "Escrow Account") in accordance with the terms of this Agreement; and

         WHEREAS, Purchaser and Sellers desire the Escrow Agent to hold and dispose of funds in the Escrow Account, and the Escrow Agent is willing to do so, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Undefined Capitalized Terms. Undefined initially capitalized terms used in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

         2. Appointment of Escrow Agent. The Escrow Agent is hereby constituted and appointed as escrow agent, and hereby accepts its appointment and agrees to act as escrow agent pursuant to this Agreement.

         3. Escrow Fund. In connection with the closing of the transactions contemplated by the Purchase Agreement, Purchaser shall deliver to and deposit with the Escrow Agent an escrow amount consisting of Two Million Five Hundred and Fifty Thousand Dollars ($2,550,000) in immediately available funds (the "Initial Escrow Fund"). The Initial Escrow Fund, together with any Earned Interest (as defined below) will be held by the Escrow Agent until utilized to pay Purchaser or delivered to the Trusts pursuant to the terms hereof and is referred to herein as the "Escrow Fund". The Escrow Agent shall acknowledge receipt of the Initial Escrow Fund by written notice to Purchaser and the Trusts and shall act with respect to the Escrow Fund and otherwise as hereinafter set forth.

         4. Investment of Escrow Fund.

            (a) The Escrow Agent shall establish the Escrow Account and shall invest and reinvest the Escrow Fund in money market funds or, so long as the Escrow Agent shall not be prohibited from making any such investment or reinvestment (whether by statute, regulation or otherwise), upon receipt of joint written investment instructions received by the Escrow Agent and signed by Purchaser and the Trusts, the Escrow Agent shall invest the Escrow Fund in other investments in accordance with such instructions. The Escrow Fund shall be invested at all times during the term of this Agreement except when such investments are liquidated and cash is held by the Escrow Agent immediately pending payment of any amount from the Escrow Fund as provided in this Agreement. The Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of the Escrow Fund made by it in accordance with this Section 4 or realized as a result of the liquidation of any such investment, absent willful misconduct or gross neglect.

            (b) All interest earned on the Escrow Fund, including any interest earned on such interest (collectively, "Earned Interest") shall be held by the Escrow Agent as part of the Escrow Fund. Purchaser and the Trusts acknowledge and agree that Earned Interest shall be disbursed with the final release of the Escrow Fund on a pro-rata basis as follows, except for disbursement under Section 6(b)(i). Purchaser shall be entitled to the percentage of the Earned Interest equal to the percentage of the amounts disbursed to Purchaser hereunder divided by the amount of the Initial Escrow Fund. By way of example, if the amount of the Initial Escrow Fund is $2,500,000 and the amount that is disbursed to Purchaser hereunder is $1,250,000, Purchaser shall be entitled to 50% of the Earned Interest and the Trusts collectively shall be entitled to 50% of the Earned Interest.

         5. Taxes on Escrow Fund from Investment or Reinvestment.

            (a) For income Tax purposes, the Escrow Fund, as well as all income earned from the investment or reinvestment of the Initial Escrow Fund and any Earned Interest in any Tax year, shall be treated in the manner described in proposed Treasury Regulations Section 1.468B-8. The Trusts or Purchaser, as the case may be, shall pay all income Taxes assessed with respect to any income earned on the Escrow Fund and paid to the Trusts or Purchaser and the Escrow Agent shall report such amounts to the Internal Revenue Service as amounts earned by the Trusts or Purchaser in accordance with proposed Treasury Regulations Section 1.468B-8 at the end of each calendar year. To the extent income is earned on the Escrow Fund and not yet disbursed hereunder, the Trusts shall report and pay all income Taxes assessed with respect thereto; provided, however, that in the event that amounts under the Escrow Fund subsequently are disbursed to Purchaser, the parties shall instruct the Escrow Agent to issue amended form 1099s to the extent possible reflecting the proper allocation of interest, and if not possible, Purchaser shall reimburse the Trusts with regard to income Taxes previously paid by the Trusts such amounts following receipt of documentation thereof.

            (b) Purchaser and each of the Trusts shall provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. Exhibit B attached hereto sets forth each Trust's tax identification numbers and the percentage of the Escrow Fund attributable to each of the Trusts (the "Applicable Percentages"). In


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

         addition, Purchaser and each of the Trusts shall provide to the Escrow Agent an appropriate Internal Revenue Service Form W-9 for tax identification number certification or an appropriate Internal Revenue Service Form W-8BEN form for non-resident alien certification and such other documents as the Escrow Agent may reasonably request to permit it to properly file information returns with the proper parties.

            (c) From time to time, Purchaser and each of the Trusts shall provide the Escrow Agent with a jointly executed notice advising the Escrow Agent the percentage of the interest that shall be allocated to each of the Purchaser and the Trusts for each year or so that the Escrow Agent can issue form 1099s or amended form 1099s as required hereunder. The Escrow Agent shall be responsible only for income tax information reporting with respect to interest earned on the Escrow Fund.

         6. Disbursements from Escrow Account.

            (a) General.

               (i) The Escrow Fund shall be available to pay, in accordance with the procedures set forth herein, any amounts for which Purchaser is entitled to indemnification pursuant to Article IX of the Purchase Agreement. All disbursements from the Escrow Fund hereunder shall be made by wire transfer or immediately available funds to bank account(s) designated by Purchaser or the Trusts, as the case may be, and any written notice delivered to the Escrow Agent, unless the Escrow Agent receives different disbursement instructions in writing from Purchaser and the Trusts specifically revoking or amending any part of disbursement instructions given to the Escrow Agent by such party. Notwithstanding the provisions herein to the contrary, if the amount of a Claim to be paid hereunder exceeds the amount of the Escrow Fund then held by the Escrow Agent, then Escrow Agent shall pay out the entire balance of the Escrow Fund to Purchaser in partial satisfaction of such Claim.

               (ii) In addition to any Earned Interest which shall be disbursed as described in Section 4, the Escrow Agent shall make the following disbursements to Purchaser from the Escrow Account (each a "Disbursement Event"):

                  (A) On each occasion on which Purchaser determines in good faith that it is entitled to payment of a claim for indemnification under Article IX of the Purchase Agreement, Purchaser shall deliver to the Escrow Agent and the Trusts a written notice (a "Claim Notice") which sets forth the amount or the method of computation of the amount of such claim, and a reference to the provision of the Purchase Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give a Claim Notice shall not relieve Sellers of their obligations under the Purchase Agreement.

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

                  (B) If within thirty (30) days after the delivery of a Claim
            Notice pursuant to Section 6(a)(ii)(A), one of the Trusts does not notify the Escrow Agent in writing (with a copy to Purchaser) that the Trusts disagree in good faith with the amount or method of determination set forth in the Claim Notice (a "Dispute Notice"), which objection shall identify in reasonable detail the reasons for and include any relevant documentation in support of the objection, the Escrow Agent promptly shall disburse cash from the Escrow Account to Purchaser in the amount of set forth in such Claim Notice. The failure of either of the Trusts to provide a Dispute Notice as set forth in this Section 6(a)(ii)(B) shall be deemed an irrevocable acceptance of liability for any amount contained in the applicable Claim Notice. The Escrow Agent shall send a written confirmation of such payment to the Trusts within three (3) days after consummation of such payment. In the event that one of the Trusts delivers a Dispute Notice it shall be binding in all respects on the other Trust.

                  (C) If within thirty (30) days after the delivery of a Claim
            Notice pursuant to Section 6(a)(ii)(A) hereof either of the Trusts deliver to the Escrow Agent a Dispute Notice, the Escrow Agent shall not disburse, and shall continue to hold in the Escrow Account, the amount requested in the Claim Notice, or the disputed portion thereof, as the case may be, pending either (1) joint written instructions from Purchaser and the Trusts specifying the agreement of the parties as to the action to be taken with respect to such Claim Notice ("Payment Instructions") or (2) receipt by the Escrow Agent of a notice from Purchaser and the Trusts stating that such dispute has been submitted to a court of competent jurisdiction or regulatory agency for final judgment, and that a final judgment with respect to such matters has been rendered (a "Judgment Notice") which is accompanied by a copy of a final, non-appealable order of the court or regulatory agency ("Order"), pursuant to which such court or regulatory agency has determined whether and to what extent
            (i) Purchaser is entitled to the amount requested in such Claim Notice or (ii) in the case of Taxes, the liability of Targets with regard to such Taxes. Upon receipt of Payment Instructions or a Judgment Notice and Order, as applicable, the Escrow Agent shall thereafter act in accordance with Section 6(a)(ii)(E) below.

                  (D) The Escrow Agent promptly shall disburse cash from the
            Escrow Account to Purchaser for any undisputed amounts (i.e., the amount set forth in such Claim Notice less the amount set forth in the Dispute Notice).

                  (E) If the Escrow Agent has received Payment Instructions or a
            Judgment Notice and Order, and if such Payment Instructions or Order indicate that Purchaser is entitled to payment in respect of all or any portion of a Claim Notice, then the Escrow Agent shall release from the Escrow Account and pay to Purchaser an amount of cash from the Escrow Account in an amount equal to the amount due Purchaser, as indicated in such Payment Instructions or Order. Such payment will be made on or before the fifth (5th) business day following the

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

            date on which the Escrow Agent received such Payment Instructions or Order. If such Payment Instructions or Order indicate that Purchaser is not entitled to all or any portion of the amount claimed in Purchaser's notice (a "Discharge Notice"), then the Escrow Agent shall hold the amount which Purchaser is determined not to be entitled in accordance with the terms of this Agreement until such amounts are to be disbursed (1) pursuant to Section 7 below, (2) to Purchaser in respect of another Claim Notice, or (3) upon the receipt of joint written instructions from Purchaser and the Trusts.


            (b) Disbursements Following IRS Audit. Purchaser, the Trusts and Escrow Agent acknowledge that the IRS currently is conducting an audit of the 2003 corporate income tax return of MRG Entertainment, Inc. to determine whether there is any liability for any Taxes (the "IRS Audit"). Following notification by the IRS of any potential liability of the Targets for Taxes, Purchaser may submit a Claim Notice under
         Section 6(a)(ii) hereof (each a "Tax Claim Notice") setting forth the amount of the asserted Tax liability (the "Tax Liability Amount").

               (i) in the event Tax Claim Notice(s) are delivered to the Escrow
            Agent prior to July 2, 2007 and the amount set forth in the Tax Claim Notice(s) is less than $100,000 in the aggregate (or the IRS has acknowledged in writing that the aggregate Tax Liability Amount is less than $100,000), the Escrow Agent shall disburse (i) the Tax Liability Amount to Purchaser in accordance with the provisions set forth above and upon evidence that such Tax Liability Amount has been paid to the IRS and (ii) to the Trusts the lesser of (x) the remaining Escrow Funds and (y) $1,000,000, plus the Earned Interest on such amount.

               (ii) in the event Tax Claim Notice(s) are delivered to the Escrow
            Agent prior to July 2, 2007, and the amount set forth in the Tax Claim Notice(s) equals or exceeds $100,000 but is less than $1,000,000 (or the IRS has acknowledged in writing that the aggregate Tax Liability Amount equals or exceeds $100,000 but is less than $1,000,000), the Escrow Agent shall disburse (i) the Tax Liability Amount to Purchaser in accordance with the provisions set forth above and upon evidence that such Tax Liability Amount has been paid to the IRS and (ii) to the Trusts the lesser of (x) the remaining Escrow Funds minus the Tax Liability Amount and (y) $1,000,000 minus the Tax Liability Amount.

               (iii) in the event Tax Claim Notices(s) are delivered to the
            Escrow Agent on or after July 2, 2007, the Escrow Agent shall follow the provisions of Section 6(a)(i) hereof with regard to such Tax Claim Notices.

            (c) Liability for Additional Losses. Notwithstanding anything contained in this Section 6(b) to the contrary, Sellers shall be liable to Purchaser in respect of any additional Losses incurred by Purchaser pertaining to Taxes (and any and all other Losses incurred by Purchaser) to the maximum extent provided herein and under Article IX of the Purchase Agreement.

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

            (d) Prevailing Party Fees. In the event any action is commenced by either Purchaser or the Trusts in connection with a dispute arising pursuant to this Section 6, the prevailing party in such action or arbitration shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection therewith.

         7. Release of Balance of Escrow Fund Fund.

            (a) Subject to Section 7(b) below, on July 2, 2007, the Escrow Agent shall deliver to the Trusts the balance of the Escrow Fund (net of all Earned Interest, which shall be disbursed in accordance with the provisions of Section 4) less the amount of any claims for indemnification which have been set forth in a written claim of Purchaser and delivered to the Escrow Agent and as to which there has been no Disbursement Event (such amounts are hereafter referred to as the "Release Excluded Amounts"). The Release Excluded Amounts shall remain in the Escrow Fund until the occurrence of a Disbursement Event. Upon the occurrence of such Disbursement Event, the Escrow Agent shall immediately disburse the amounts remaining in the Escrow Fund, if any, to the Trusts based on the Applicable Percentages.

            (b) Notwithstanding anything to the contrary contained in this Agreement, in the event the Tax Liability Amount has not been finalized for any reason as of July 2, 2007 (e.g., all or a portion of the Tax Liability Amount is being appealed, disputed or contested, the IRS has not completed the IRS Audit, or the IRS has not confirmed in writing the amount of the Tax Liability Amount), in addition to any other amounts being held in accordance with the terms of this Agreement, the Escrow Agent shall continue to hold the lesser of (i) the amounts being appealed, disputed or contested or (ii) $1,000,000, until such time as the Tax Liability Amount has been finalized and the Escrow Fund disbursed in accordance with Section 4 and Section 6.

         8. Termination. This Escrow Agreement shall terminate upon disbursement of the entire amount of the Escrow Account (including interest thereon) in accordance with the terms of this Agreement.

         9. Delivery of Escrow Fund. Purchaser and the Trusts will be entitled to delivery of the Escrow Fund solely in accordance with the terms hereof. Except as may otherwise be lawfully determined, no creditor of the Trusts or Purchaser will have any rights in or to the Escrow Fund so long as the Escrow Fund remains subject to the terms of this Escrow Agreement; provided, that the Escrow Fund is an asset of the Trusts subject to the terms of this Escrow Agreement.

         10. Duties of the Escrow Agent; Fees. The Escrow Agent has agreed to waive any fees for performing any services rendered by it hereunder. Any fees incurred by the Escrow Agent in connection with a dispute between Purchaser and the Trusts shall be borne equally by the parties. Acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree will govern and control the rights, duties and immunities of the Escrow Agent:

            (a) The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Escrow Agreement and the Escrow Agent shall be responsible only for the performance of such duties and obligations as are specifically set out in this Escrow Agreement;

            (b) The Escrow Agent shall not be a party to, or bound by, any agreement between or among the Trusts and/or Purchaser other than this Agreement whether or not a copy and/or original of such agreement is provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement between or among the Trusts and/or Purchaser;

            (c) The Escrow Agent shall be fully protected in acting on and relying upon any written instruction, certificate or notice or other paper or document which is received by the Escrow Agent from Purchaser or the Trusts;

            (d) The Escrow Agent shall not and will not rely or act upon any communication, written or otherwise, from the Trusts, unless such communication (i) is that of the Trusts; and (ii) has been delivered in a writing signed by both the Trusts to Escrow Agent in specific accord with the terms and conditions of this Agreement except with regard to the Claim Notice as described above;

            (e) The Escrow Agent shall not be liable for any mistake in fact or law or otherwise, absent willful misconduct, bad faith or gross neglect;

            (f) The Escrow Agent may seek the advice of independent legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability in respect of any reasonable action taken, omitted or suffered by it in accordance with the opinion of such counsel;

            (g) If the Escrow Agent shall in any instance after seeking the advice of legal counsel pursuant to the immediately proceeding clause, in good faith be uncertain as to its duties or rights hereunder, then the Escrow Agent shall notify Purchaser and the Trusts thereof in writing. After giving such notice, Escrow Agent shall be entitled to refrain from taking any action hereunder with respect to the matter as to which there is any such uncertainty and in such event it shall keep safely all funds and investments held in the Escrow until it shall be directed otherwise in a writing signed by Purchaser and the Trusts, or by final nonappealable order of a court of competent jurisdiction; provided, however, if the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, then it shall have the right to interplead the Escrow Fund in any court of competent jurisdiction and request that such court determine its rights and duties hereunder.

            (h) Purchaser and each of the Trusts agrees to (jointly and severally) indemnify and hold harmless the Escrow Agent and any of its directors, officers, employees or agents on demand from and against any and all claims, losses, liabilities, taxes, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as the Escrow Agent or in any way relating to or arising out of this Agreement, and absent willful misconduct, bad faith or gross neglect of the Escrow Agent; and


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

            (i) The Escrow Agent shall not be responsible to the other parties hereto for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement.

         11. Resignation of Escrow Agent. The Escrow Agent and any successor escrow agent, as the case may be, may resign its duties and be discharged from all further duties and obligations hereunder at any time upon giving thirty (30) days' written notice to Purchaser and the Trusts. Purchaser and the Trusts shall thereupon jointly designate a successor escrow agent hereunder within said 30-day period, to whom the Escrow Agent shall, deliver the Escrow Fund. In the absence of such a joint designation of a successor escrow agent, the Escrow Agent shall, without further liability or responsibility, retain the Escrow Fund as custodian thereof until otherwise jointly directed by Purchaser and the Trusts.

         12. Notices. All notices, communications and deliveries under this Agreement shall be made in writing signed by the party making the same, shall specify the section of this Agreement pursuant to which it is given, and shall be deemed received (i) on the date delivered if delivered in person (or by a recognized overnight courier with all costs paid), or (ii) three days after being mailed, if mailed certified mail, return receipt requested (with postage prepaid), with a copy sent by regular mail or (iii) if given by facsimile (with the original sent by U.S. mail), on the date duly transmitted during usual business hours of the recipient on a business day, otherwise on the next business day. Such notice shall not be effective unless copies are provided contemporaneously as specified below. The time of giving notice to those to whom copies are to be given shall not control the date notice is given or received but the manner of delivery shall be the same. The addresses and requirements for copies are as follows:

            To Purchaser:

                     New Frontier Media, Inc.
                     7007 Winchester Circle, Suite 200
                     Boulder, CO 80301
                     Attention: Michael Weiner, Karyn Miller and George Sawicki Fax Number: (303) 444-0848

            with a copy to:

                     E. Lee Reichert, Esq.
                     Kamlet Shepherd & Reichert, LLP
                     1515 Arapahoe Street Tower 1, Suite 1600
                     Denver, Colorado 80202 Fax
                     Number: (303) 825-1185


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            To the Trusts:

                     Marc Laurence Greenberg Trust dated May 11, 2001 c/o Marc Greenberg
                     4211 Roma Court
                     Marina del Rey, California  90292
                     Email Address:  cpv33@aol.com

                     Goldberg Family Trust dated June 15, 2001
                     c/o Richard Goldberg
                     512 11th Street
                     Santa Monica, California  90402
                     Email Address:  rich@mainlinereleasing.com

            with a copy to:

                     Michael Wolf, Esq.
                     Wolf, Rifkin, Shapiro & Schulman, LLP
                     11400 W. Olympic Boulevard, 9th Floor
                     Los Angeles, California  90064-1582
                     Fax Number:  310-479-1422

            To Escrow Agent:

                     First Community Bank, N.A.
                     220 Josephine Street
                     Ste. 100
                     Denver CO 80206
                     Attention:  ________________
                     Fax Number:  ____-____-____

     or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this Section of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

         13. Entire Agreement; Assignment. This Agreement (together with the other agreements and documents referred to herein) constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. In the event of any inconsistency or conflict between any provision of this Agreement and one or more provisions of the Purchase Agreement, this Agreement shall prevail and control. No amendment of modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party. Neither of the Trusts may assign this Agreement unless it obtains the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole discretion.


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

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles. The parties to this Agreement agree that any legal suit, action or proceeding arising out of or relating in any way to this Agreement, including but not limited to issues of specific performance and indemnity, may be instituted exclusively in a court in Colorado, and each party waives any objection whatsoever which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding exclusively in a court in Colorado, and irrevocably submits to the exclusive jurisdiction of a court in Colorado, in any such suit, action or proceeding. In the event any legal suit, action or proceeding of any kind is commenced in or brought in any court other than in a court in Colorado, both parties agree to, and shall cause their respective subsidiaries and affiliates to, transfer and/or remove any such legal suit, action or proceeding to a court in Colorado, or to dismiss such legal suit, action or proceeding immediately.

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original counterpart of this Agreement.

         16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         17. Captions; Definitions. The titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

         18. Miscellaneous. Any provision of this Agreement that is held by any court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         19. Waiver of Personal Service. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO IT AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 11 ABOVE OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF COLORADO. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NONCONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                           [Signature Page Following]



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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                     PURCHASER:

                     NEW FRONTIER MEDIA, INC.

                     By:    /s/ Michael Weiner
                        ------------------------------
                     Name:  Michael Weiner
                     Title: CEO


                     SELLERS:

                     MARC LAURENCE GREENBERG TRUST DATED MAY 11, 2001


                     By: /s/ Marc Greenberg
                        ------------------------------
                             Marc Greenberg, Trustee

                     GOLDBERG FAMILY TRUST
                     DATED JUNE 15, 2001


                     By: /s/ Richard Goldberg
                        ------------------------------
                             Richard Goldberg, Trustee


                     ESCROW AGENT:

                     FIRST COMMUNITY BANK, N.A.




                     By: /s/ Gregory P. Bosshelle
                        ------------------------------
                     Name: Gregory P. Bosshelle
                        ------------------------------
                     Title: Vice-President
                        ------------------------------



ACKNOWLEDGED AND AGREED TO:

/s/ Marc Laurence Greenberg
--------------------------------------
Marc Laurence Greenberg, individually


/s/ Richard B. Goldberg
--------------------------------------
Richard B. Goldberg, individually

                                    EXHIBIT A


NAME                                 TIN                                %
------------------------------------------------------------------------------

MARC LAURENCE GREENBERG                                                50%
TRUST DATED MAY 11, 2001


GOLDBERG FAMILY TRUST                                                  50%
DATED JUNE 15, 2001